                                                                                                                       EXHIBIT 12.7
                                                                                                                              Page 1


                                                    METROPOLITAN EDISON COMPANY

                                          CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                Year Ended December 31,
                                                         --------------------------------     Jan. 1-       Nov. 7-     Year Ended
                                                            1998        1999       2000    Nov. 6, 2001  Dec. 31, 2001 Dec. 31, 2002
                                                         ----------  ---------   --------  ------------  ------------- -------------
                                                                                     (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...................   $ 57,720    $ 95,123    $ 81,895   $  62,381   |   $14,617    $  63,224
   Interest and other charges, before reduction for                                                      |
     amounts capitalized...............................     59,687      61,842      55,181      48,568   |     8,461       50,969
   Provision for income taxes..........................     37,423      61,396      44,088      39,449   |    10,905       44,372
   Interest element of rentals charged to income (a)...      9,784       4,381       1,543         284   |      (693)         515
                                                          --------    --------    --------    --------   |   -------     --------
     Earnings as defined...............................   $164,614    $222,742    $182,707    $150,682   |   $33,290     $159,080
                                                          ========    ========    ========    ========   |   =======     ========
                                                                                                         |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                              |
   Interest on long-term debt..........................   $ 42,493    $ 45,996    $ 37,886    $ 33,101   |   $ 5,615     $ 40,774
   Other interest expense..............................      8,194       2,527      10,639       9,219   |     1,744        2,636
   Subsidiary's preferred stock dividend requirements..      9,000      13,319       6,656       6,248   |     1,102        7,559
   Interest element of rentals charged to income (a)...      9,784       4,381       1,543         284   |      (693)         515
                                                          --------    --------    --------    --------   |   -------     --------
     Fixed charges as defined..........................   $ 69,471    $ 66,223    $ 56,724    $ 48,852   |   $ 7,768     $ 51,484
                                                          ========    ========    ========    ========   |   =======     ========
                                                                                                         |
CONSOLIDATED RATIO OF EARNINGS TO FIXED                                                                  |
   CHARGES.............................................       2.37        3.36        3.22        3.08   |      4.29         3.09
                                                              ====        ====        ====        ====   |      ====         ====


-------------------------

(a)  Includes the interest  element of rentals where  determinable  plus 1/3 of rental expense where no readily  defined  interest element can be determined.




                                                                                                                       EXHIBIT 12.7
                                                                                                                             Page 2


                                                    METROPOLITAN EDISON COMPANY

                                       CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                                   PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                Year Ended December 31,
                                                         --------------------------------     Jan. 1-       Nov. 7-     Year Ended
                                                            1998        1999       2000    Nov. 6, 2001  Dec. 31, 2001 Dec. 31, 2002
                                                         ----------  ---------   --------  ------------  ------------- -------------
                                                                                     (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items..................    $ 57,720    $ 95,123    $ 81,895   $ 62,381        $14,617     $ 63,224
   Interest and other charges, before reduction
     for amounts capitalized..........................      59,687      61,842      55,181     48,568          8,461       50,969
   Provision for income taxes.........................      37,423      61,396      44,088     39,449         10,905       44,372
   Interest element of rentals charged to income (a)..       9,784       4,381       1,543        284           (693)         515
                                                          --------    --------    --------   --------        --------    --------
     Earnings as defined..............................    $164,614    $222,742    $182,707   $150,682        $33,290     $159,080
                                                          ========    ========    ========   ========        =======     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
   PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest on long-term debt.........................    $ 42,493    $ 45,996    $ 37,886   $ 33,101        $ 5,615     $ 40,774
   Other interest expense.............................       8,194       2,527      10,639      9,219          1,744        2,636
   Preferred stock dividend requirements..............       9,483      13,319       6,656      6,248          1,102        7,559
   Adjustments to preferred stock dividends to
     state on a pre-income tax basis..................         313          43          --         --             --           --
   Interest element of rentals charged to income (a)..       9,784       4,381       1,543        284           (693)         515
                                                          --------    --------    --------   --------        --------    --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis)...    $ 70,267    $ 66,266    $ 56,724   $ 48,852        $ 7,768     $ 51,484
                                                          ========    ========    ========   ========        =======     ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS).............................        2.34        3.36        3.22       3.08            4.29        3.09
                                                              ====        ====        ====       ====            ====        ====


-------------------------


(a)  Includes the interest  element of rentals where  determinable  plus 1/3 of rental expense where no readily  defined  interest element can be determined.

